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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Moyco Technologies, Inc.
Montgomeryville, PA.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Forms S-3 and S-8 (File Nos. 33-5574 and 333-30914) of our report dated October 3, 2001, relating to the consolidated financial statements of Moyco Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001.

                                                     /s/ BDO Seidman, LLP

Philadelphia, PA
October 15, 2001